    As filed with the U.S. Securities and Exchange Commission on May 8, 2003.

                                                             File No. 333-45862
--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                       POST-EFFECTIVE AMENDMENT NO. 4 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      JOHN HANCOCK LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                  ------------

         Massachusetts                    6311                    04-1414660
  (State or Other Jurisdiction      (Primary Standard         (I.R.S. Employer
     of Incorporation or        Industrial Classification    Identification No.)
         Organization)                 Code Number)

                              John Hancock Place
               Insurance and Separate Accounts Dept.-Law Sector
                              200 Clarendon Street
                          Boston, Massachusetts 02117
                                 (617) 572-9196
               (Address, including zip code and telephone number,
       including area code, of registrant's principal executive offices)

                                  ------------

                          Arnold R. Bergman, Esquire
                              John Hancock Place
               Insurance and Separate Accounts Dept.-Law Sector
                      John Hancock Life Insurance Company
                               John Hancock Place
                           Boston, Massachusetts 02117
           (Name, address including zip code, and telephone number)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                                  ------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

The sole purpose of this filing is to amend Exhibit 23(a), Consent of Independent Auditors, included in Post-Effective Amendment No. 3, filed on April 28, 2003. The attached Consent of Independent Auditors supersedes the one previously filed in Post-Effective Amendment No. 3 on April 28, 2003.

                                   SIGNATURES

     Pursuant the requirements of the Securities Act of 1933, John Hancock Life Insurance Company caused this amended Registration Statement to be signed on its behalf by the undersigned duly authorized, and its seal to be hereunto fixed and attested, all in the City of Boston and Commonwealth of Massachusetts on the 8th day of May, 2003.


                                        JOHN HANCOCK LIFE INSURANCE COMPANY


                                        By:  /s/ DAVID F. D'ALESSANDRO
                                           ------------------------------------
                                             David F. D'Alessandro
                                             Chairman, President and
                                             Chief Executive Officer

Attest: /s/ RONALD J. BOCAGE
        -----------------------
        Ronald Bocage
        Vice President and Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in their capacities with John Hancock Life Insurance Company and on the dates indicated.

/s/ THOMAS E. MOLONEY                                  May 8, 2003
--------------------------
Thomas E. Moloney
Senior Executive
Vice President and
Chief Financial Officer
(Principal Financial Officer and Acting Principal
Accounting Officer)


/s/ DAVID F. D'ALESSANDRO                              May 8, 2003
--------------------------
David F. D'Alessandro
Chairman, President and Chief Executive Officer
(Principal Executive Officer)
Signing for himself and as Attorney-In-Fact for:

Foster L. Aborn               Director
Wayne A. Budd                 Director
John M. Connors, Jr.          Director
Robert J. Davis               Director
John M. DeCiccio              Director
Richard B. DeWolfe            Director
Robert E. Fast                Director
Thomas P. Glynn               Director
Michael C. Hawley             Director
Edward H. Linde               Director
Judith A. McHale              Director
R. Robert Popeo               Director
Richard F. Syron              Director
Robert J. Tarr, Jr.           Director